Exhibit (j)(2)

JOINDER AGREEMENT TO

MASTER CUSTODIAN AGREEMENT

This Joinder Agreement, dated as of April 27, 2017 (this “Joinder”), is by and among State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”), and each management investment company identified on Appendix A hereto (each such management investment company shall hereinafter be referred to as a “Fund”).

As of the effective date set forth below opposite its name, each entity listed below (the “New Fund”), hereby agrees to (a) become a party to the Master Custodian Agreement, dated as of October 30, 2013 (as amended, restated, supplemented, modified and otherwise in effect from time to time, the “Agreement”), by and among the Custodian and the Funds; and (b) be bound by all applicable terms and conditions of the Agreement as a “Fund” (as such term is defined in the Agreement), having such rights, entitlements and obligations as set forth in the Agreement. By its signature below, the New Fund confirms to the Custodian, as of the date hereof, the representations and warranties set forth in Section 19.6 of the Agreement. The New Fund acknowledges receipt of a copy of the Agreement.

New Fund	Effective Date
FS Global Credit Opportunities Fund—T2	April 27, 2017

Each of the Custodian and the Funds hereby agree to accept the New Fund as a party to the Agreement and that the New Fund shall be a “Fund” (as such term is defined in the Agreement) under the Agreement, having such rights, entitlements and obligations as set forth in the Agreement.

Appendix A to the Agreement is hereby replaced in its entirety with Appendix A hereto.

Except as specifically set forth herein, all other terms and conditions of the Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Agreement and the terms of this Joinder with regard to the subject matter hereof, the terms of this Joinder shall control.

This Joinder may be executed by the parties hereto on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their officers designated below as of the date first written above.

FS GLOBAL CREDIT OPPORTUNITIES FUND For itself and on behalf of its Subsidiaries, Except FS Global Credit Opportunities (Luxembourg) S.à r.l.

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	Chief Executive Officer

FS GLOBAL CREDIT OPPORTUNITIES FUND—A

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	Chief Executive Officer

FS GLOBAL CREDIT OPPORTUNITIES FUND—D

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	Chief Executive Officer

FS GLOBAL CREDIT OPPORTUNITIES FUND—T

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	Chief Executive Officer

FS GLOBAL CREDIT OPPORTUNITIES FUND—ADV

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	Chief Executive Officer

FS GLOBAL CREDIT OPPORTUNITIES FUND—T2

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	Chief Executive Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
	Name:	Andrew Erickson
	Title:	Executive Vice President

Appendix A

Management Investment Companies Registered with the SEC and Portfolios / Subsidiaries Thereof

Company	Portfolio / Subsidiary

FS Global Credit Opportunities Fund	FS Global Credit Opportunities Fund (Cayman) Bucks Funding FS Global Investments, Inc. GCO Northern Investments, LLC

FS Global Credit Opportunities Fund—A

FS Global Credit Opportunities Fund—D

FS Global Credit Opportunities Fund—T

FS Global Credit Opportunities Fund—ADV

FS Global Credit Opportunities Fund—T2

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